Contract Number:	BEN_CTRC_N

AMENDATORY AGREEMENT FOR GUARANTEED LIFETIME WITHDRAWAL BENEFIT RIDER

Effective Date: January 1, 2018

This amendatory agreement is included as part of this contract. The Guaranteed Lifetime Withdrawal Benefit rider that is a part of this contract is amended as described below. These amendments apply in lieu of any contract provisions to the contrary.

In the first paragraph of the rider, the sentence:

If this contract terminates because the Guaranteed Withdrawal Amount that is surrendered exceeds the Accumulated Value, we will continue to pay you the Guaranteed Withdrawal Amount each year for as long as the Annuitant is alive under a settlement agreement that we will issue.

Is amended to read:

If this contract terminates because the Guaranteed Withdrawal Amount that is surrendered exceeds the Accumulated Value, we will continue to pay you the Guaranteed Withdrawal Amount each year for as long as at least one Covered Person is alive under a settlement agreement that we will issue.

2. DEFINITIONS

The following definitions are added:

Age. The Age of an Annuitant is defined in Section 1 of this contract. As used in this rider, the Age of a Covered Person is:

1)	Age as defined in Section 1 of this contract, if that person is also an Annuitant; otherwise

2)	That person’s age on his or her birthday nearest the Date of Issue increased by one on each Contract Anniversary.

Covered Person. The person(s) upon whose life the benefits of this rider are based. The Annuitant is a Covered Person.

The Amendatory Agreement for Guaranteed Lifetime Withdrawal Benefit Rider that is part of this contract provides a limited period of time when you may add a second Covered Person. Effective on the next Contract Anniversary after the effective date of that amendatory agreement, you may name your spouse as the second Covered Person, subject to the following conditions:

1)	Written Notice to add a second Covered Person must be received by us at least 7 days before that Contract Anniversary.

2)	You and your spouse must be living on that Contract Anniversary.

3)	You must be the Annuitant on that Contract Anniversary and must have been the sole Annuitant on the Date of Issue.

4)	Your spouse must have been at least Age 62 on the GLWB Calculation Date.

Your spouse as named above will be this contract’s sole primary beneficiary beginning on the Contract Anniversary on which your spouse becomes the second Covered Person. You may change the primary beneficiary only if the second Covered Person is no longer your spouse or no longer living.

A Covered Person may not be changed except as described in Section 9(9) when this rider continues in force after an Annuitant Exchange. If two Covered Persons divorce, the benefits of this rider will continue unchanged. However, the Annuitant Exchange section of this contract can no longer be exercised.

WM-LF-GLWB (17)	page 1	@LF#AA

Contract Number:	CONTRACT.N

AMENDATORY AGREEMENT FOR GUARANTEED LIFETIME WITHDRAWAL BENEFIT RIDER	(continued)

4. THE BENEFIT.

In the section titled The Benefit, the sentence:

If this contract terminates because the Guaranteed Withdrawal Amount that is surrendered exceeds the Accumulated Value, we will pay you the Guaranteed Withdrawal Amount each year while the Annuitant is living under a settlement agreement that we will issue.

Is amended to read:

If this contract terminates because the Guaranteed Withdrawal Amount that is surrendered exceeds the Accumulated Value, we will pay you the Guaranteed Withdrawal Amount each year while at least one Covered Person is living under a settlement agreement that we will issue.

And the sentence:

If the Annuitant dies before the sum of payments made under that agreement is equal to the GLWB Survivor Benefit on the date the contract terminates, payments will continue to the beneficiary until the sum of payments made is equal to the GLWB Survivor Benefit.

Is amended to read:

If the last surviving Covered Person dies before the sum of payments made under that agreement is equal to the GLWB Survivor Benefit on the date the contract terminates, payments will continue to the beneficiary until the sum of payments made is equal to the GLWB Survivor Benefit.

WM-LF-GLWB (17)	page 2

Contract Number:	CONTRACT.N

AMENDATORY AGREEMENT FOR GUARANTEED LIFETIME WITHDRAWAL BENEFIT RIDER	(continued)

5. GUARANTEED WITHDRAWAL AMOUNT

In the section titled Guaranteed Withdrawal Amount, the following is added at the end of the section:

If you name a second Covered Person, on the Contract Anniversary on which that Covered Person becomes effective the Guaranteed Withdrawal Amount will be adjusted to equal:

1)	The lesser of the Benefit Base on that date or $5,000,000;

Multiplied by

2)	The Withdrawal Percentage determined according to Section 7 in this rider.

7. WITHDRAWAL PERCENTAGE

In the section titled Withdrawal Percentage, the first paragraph:

7. WITHDRAWAL PERCENTAGE. The Withdrawal Percentage is the percentage that is applied to the Benefit Base to determine the Guaranteed Withdrawal Amount. The initial Withdrawal Percentage is determined on the GLWB Calculation Date. It is equal to:

Is amended to read:

7. WITHDRAWAL PERCENTAGE. The Withdrawal Percentage is the percentage that is applied to the Benefit Base to determine the Guaranteed Withdrawal Amount.

7.1 Withdrawal Percentage When a Second Covered Person Has Not Been Named. The initial Withdrawal Percentage is determined on the GLWB Calculation Date. It is equal to:

WM-LF-GLWB (17)	page 3

Contract Number:	CONTRACT.N

AMENDATORY AGREEMENT FOR GUARANTEED LIFETIME WITHDRAWAL BENEFIT RIDER	(continued)

And at the end of the section, the following sub-section is added:

7.2 Withdrawal Percentage When a Second Covered Person Has Been Named. On the Contract Anniversary on which the second Covered Person becomes effective, the Withdrawal Percentage is adjusted to equal:

1)	The Withdrawal Percentage calculated on that Contract Anniversary as if the second Covered Person had not been added;

Less

2)	The adjustment shown in the Adjustment for Second Covered Person Table below.

Adjustment for Second Covered Person - based on Age*
Age of Second Covered Person	Adjustment for Second Covered Person
Greater than or equal to Age of first Covered Person	0.50%
1 year less than Age of first Covered Person	0.50%
2 to 4 years less than Age of first Covered Person	0.75%
5 to 9 years less than Age of first Covered Person	1.25%
10 to 14 years less than Age of first Covered Person	1.75%
15 or more years less than Age of first Covered Person	2.25%

*Age (as defined in Section 2) as of the Contract Anniversary on which the second Covered Person becomes effective.

On any Contract Anniversary thereafter, if the Benefit Base is increased according to Section 6.3(2) in this rider, the Withdrawal Percentage will be adjusted to the Attained Age Withdrawal Percentage shown in the following table if that adjustment increases the Withdrawal Percentage for this contract.

Age on Contract Anniversary**	Attained Age Withdrawal Percentage
67-71	4.00%
72-76	4.50%
77-81	5.00%
82-90	5.50%

**Age on Contract Anniversary is the younger Covered Person’s Age on the Contract Anniversary that the Second Covered Person becomes effective increased by one on each Contract Anniversary. If the younger Covered Person dies, for the purpose of determining the Attained Age Withdrawal Percentage, that person’s Age on Contract Anniversary will continue to increase by one on each Contract Anniversary.

WM-LF-GLWB (17)	page 4

Contract Number:	CONTRACT.N

AMENDATORY AGREEMENT FOR GUARANTEED LIFETIME WITHDRAWAL BENEFIT RIDER	(continued)

9. GLWB REQUIREMENTS.

In the section titled GLWB Requirements, item (9):

9)	If an Annuitant dies before the Annuity Date and the Annuitant’s spouse is the sole primary beneficiary and elects to continue this contract in force as the Annuitant and owner (see Section 7.6 in this contract), the Accumulated Value on the Exchange Date and any excess of Death Proceeds over the Accumulated Value on that date will be applied to the subaccount without the Guaranteed Lifetime Withdrawal Benefit that invests in the same underlying portfolio as the GLWB Subaccount to which the Accumulated Value was allocated.

Is amended to read:

9)	If an Annuitant dies before the Annuity Date and the Annuitant’s spouse is the sole primary beneficiary and elects to continue this contract in force as the Annuitant and owner (see Section 7.6 in this contract), this rider will continue in force only if the surviving spouse was a Covered Person on the date of death.

If this rider continues in force, the surviving spouse will be the sole Covered Person under this rider. If this rider terminates, the Accumulated Value on the Exchange Date and any excess of Death Proceeds over the Accumulated Value on that date will be applied to the subaccount without the Guaranteed Lifetime Withdrawal Benefit that invests in the same underlying portfolio as the GLWB Subaccount to which the Accumulated Value was allocated.

And the first sentence of item (10)(b)(ii):

The Accumulated Value at the end of the prior Contract Year multiplied by the Amortization Factor for the Age in the current Contract Year.

Is amended to read:

The Accumulated Value at the end of the prior Contract Year multiplied by the Amortization Factor for the Age of the Annuitant in the current Contract Year.

WM-LF-GLWB (17)	page 5

Contract Number:	CONTRACT.N

AMENDATORY AGREEMENT FOR GUARANTEED LIFETIME WITHDRAWAL BENEFIT RIDER	(continued)

10. TERMINATION.

In the section titled Termination, the item (2):

2)	The date we receive satisfactory proof of the death of the Annuitant;

Is amended to read:

2)	The date we receive satisfactory proof of the death of an Annuitant, except if that Annuitant’s spouse elects to continue this contract in force and this rider continues in force as described in Section 9(9);

Signed for Thrivent Financial for Lutherans
President
Secretary

WM-LF-GLWB (17)	page 6